Exhibit 3.2
                      ARTICLES OF AMENDMENT
                 TO THE ARTICLES OF INCORPORATION
                                TO
                    BLACK GOLD RESOURCES, INC.

     Pursuant to the provisions of Section 16-10-55 of the Utah Business Corporation act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:    The name of the corporation is "Black Gold Resources, Inc."

     SECOND:     The following Amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 1st day of February, 1988, in the manner prescribed by the Utah Business Corporation Act:

                            Article I

     Name of Corporation: The name of the corporation shall be Souvall-Page and Company, Inc.

                            Article VI

     Capital Stock: The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of Class A Common Stock without par value.

     1. The no par value Class A Common Stock shall be entitled to dividends declared and paid by the Corporation. Said dividends may only be declared as follows:
          (a) Out of the unreserved and unrestricted earned surplus of the Corporation.

          (b) In its own shares out of any treasury shares which have been reacquired out of surplus of the Corporation;

          (c) In its own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation under the following conditions:

               (i) Payable in its own shares without par value, such shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared and there shall be transferred to stated capital at the time such dividend is paid, an amount of surplus equal to the aggregate stated value so fixed in respect to such shares and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with payment thereof.

     2. The no par value Class A Common Stock of the Corporation may not be issued in series or broken into additional classes.

     3. The no par value Class A Common Stock of this Corporation shall be nonassessable; the shareholders shall not be liable for the debts of the Corporation except only and to the extent of any unpaid subscriptions for shares which may be outstanding at any time the Corporation is dissolved, merged or said subscription rights are called, as set forth in the Utah Business Corporations Act.

     4. The Corporation through its Board of Directors shall have the authority without the prior consent of the shareholders to issue from time to time up to all 50,000,000 shares of Class no par value Common Stock.

     The company may at any time and from time to time at the option of the board of directors, redeem the whole or any part of the outstanding Class A Common Stock upon any redemption date fixed by the board of directors.

                            ARTICLE IX

      Provision for the Internal Affairs of the Corporation

     1. Qualification of Directors. The Directors of this Corporation need not be stockholders of the Corporation or residents of the State of Utah.

     2. Designation of Committee by the Board of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate committee or committees to the extent provided in such resolution or resolutions and such committee shall have and may exercise all the authority therein provided but the designation of such committee or committees and the delegation thereto of such authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon him or it by law.

     3. Working Capital. The Board of Directors of the Corporation shall have the power from time to time to fix and determine and to vary the amount which is to be reserved by the Corporation as working capital and before the payment of any dividends or the making of any distribution of profits it may set aside out of net profits or earned surplus of the Corporation, such sum or sums, as it may from time to time in its absolute discretion determine to be proper, whether as a reserve fund to meet contingencies or for the equalizing of dividends or the repairing or maintaining of any property of the Corporation or for an addition to stated capital surplus or earned surplus or for any corporate purpose for which the Board of Directors shall deem to be in the best interest of the Corporation, subject only to such reasonable limitations as the By-Laws of the Corporation may from time to time impose.

     4. Reliance Upon Others - Prudent Conduct. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action or act omitted to be taken by him as a director or officer of the Corporation in good faith if such person (a) exercised or used the same degree of care and skill as would a prudent man have exercised or used under the same or similar circumstances in the conduct of his own affairs or, (b) took or omitted to take such action in reliance upon advise of counsel for the Corporation or upon statements made or information furnished by Officers of employees of the Corporation which he had reasonable grounds to believe or upon a financial statement of the Corporation prepared by an accountant, officer of the Corporation in charge of its accounting or employees of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

     5. Contracts with Interested Directors - Disclosure and Voting. A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor is the absence of fraud shall, insofar as permitted by the Act or any other applicable statute, any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director or any firm of which a director is a member or any corporation of which a director is an officer, director or shareholder is in any way interested in such transaction or contact provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises to authorize or confirm such contract or transaction, the interest of such Directors, firm or Corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the Directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum which majority shall consist of Directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any transaction or contract of the Corporation, ratified or approved as herein provided, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee or the purpose of determining the existence of a quorum.

     6. Ratification of Acts of Directors. The Directors may submit any contract or transaction of approval at any annual or special meeting of the shareholders called for in that purpose and any contract or transaction so approved by a majority vote of a quorum of the shareholders entitled to vote at such meeting shall be binding upon the Corporation and all of its shareholders, whether or not the contract or transaction would otherwise be subject to attack because of the conflict of interest as to any of the Directors of the Corporation for any other reason.

     7. Conduct of Management. The Corporation may in its By-Laws, make any other provision or requirement for the management or conduct of the business of the Corporation, provided that the same is not inconsistent with the provision of these Articles of Incorporation or contrary to the laws of the State of Utah or of the United States.

     8. Issuance of Shares. The Corporation by and through its Board of Directors may issue and sell its authorized but unissued shares of no par value Class A Common Stock for such consideration as may from time to time be fixed by the Board of Directors in their sole discretion, but in no event for less than fair value. The Directors may issue the Class A shares from time to time without obtaining the authority, consent or vote of the Shareholders of the Corporation of its authorized and outstanding shares, unless otherwise prohibited from doing so by law.

     9. Amendments to these Articles of Incorporation. The Corporation reserves the right to amend, alter or repeal or add any provisions to these Articles of Incorporation in any manner now or hereafter prescribed by the Act and any amendment thereto or by the provisions of any other applicable law and all rights conferred upon the shareholders of the Corporation by these Articles of Incorporation and any amendments hereto are granted subject only to this reservation.

     10. Reliance upon Others, Books and Records. A director shall be fully protected in relying in good faith upon the books or account of the Corporation or statements prepared by any of its officials as to the value and amount of assets, liabilities or net profits of the Corporation or any other fact pertinent to the existence and amount of assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

     11. Indemnification. Every director, officer or employer of the Corporation shall be indemnified by the Corporation against all expenses and liabilities including counsel fees reasonably incurred by or imposed upon and in connection with any proceeding to which he may be a party, or in which he may become involved by reason of his being or having been an officer or director, employee or agent of the Corporation or any settlement thereof, whether or not he is a director, officer, agent or employee at the time such expenses are incurred, except in such cases wherein the director, officer agent or employee is adjudged guilty for willful misfeasance or malfeasance in the performance of his duty; provided, however, in event of settlement, the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interest of the Corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, agent or employee may be entitled, including the indemnification contained in
Section 16-10-49.1 Utah Code Annotated, 1953, as amended.

     THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 31,189,246 shares of Class A Common Stock, and the number of shares entitled to vote thereon was 31,189,246.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                    Class                    Number of Shares

               Common Stock Class A             31,189,246

     FIFTH: The number of shares voted for such amendment was 26,585,218, and the number not voting was 0.

     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

          Class A Common of $0.001 Par Value:

               For:  26,585,218    Against:  0

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected is as follows:

     The shareholders approved a 1 for 10 reverse stock split reducing the number of outstanding shares for 31,189,246 shares $0.001 par value common stock to 3,118,925 shares of no par value common stock, with no fractional shares being issued, all fractional shares have been rounded up to nearest whole share.

     EIGHTH: The manner in which such Amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

     From 75,000,000 shares of Class A Common Stock having a par value of $0.001 to 50,000,000 shares having no par value.

     Dated this 1st day of February 1988.

                              BLACK GOLD RESOURCES, INC.


                              By:/s/R. Mark Hatch
                              Its: President


                              By:/s/Kevin R. Hatch
                              Its: Sec/Trea

STATE OF UTAH            )
                         )SS.
COUNTY OF SALT LAKE      )

     I, Duane A. Vierra, a notary public, do hereby certify that on the 2 day of February, 1988, personally appeared before me R. Mark Hatch and Kevin R. Hatch, who being by me first duly sworn declare that they are the President and Secretary of Black Gold Resources, Inc.

                                   /s/Duane A. Vierra